Exhibit 23.4

CONSENT

Brazil Potash Corp.

198 Davenport Road, Toronto

Ontario, Canada, M5R 1J2

Re:	S-K 1300 Technical Report and the Registration Statement on Form F-1 of Brazil Potash Corp. (the “Company”)

L&M Assessoria (“L&M”) is the authoring firm of Section 17.6 titled “Opinion of Qualified Person (QP)” and Chapter 19 titled “Economic Analysis” of the report titled “Technical Report, Update of the Autazes Potash Project – Pre-Feasibility Study”, dated October 14, 2022 (the “Technical Report”), regarding the Company’s potash mining project known as the Autazes Project (the “Project”), which Technical Report was prepared in accordance with Item 601 and Subpart 1300 (“Subpart 1300”) under Title 17, Part 229 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended.

L&M understands that the Company makes reference to L&M’s name and the Technical Report in the Company’s Amendment No. 1 to the Registration Statement on Form F-1 (“Amendment No. 1”) that has been prepared and filed with the Commission in connection with the Company’s initial public offering of its common shares. L&M further understands that the Company uses certain extracts of, and information from, the Technical Report to describe and provide information regarding the Project in Amendment No. 1 (collectively, the “Expert Information”).

Accordingly, with respect to Amendment No. 1, L&M does hereby consent to:

•	the use of, and references to, its name in Amendment No. 1;

•	the use of, and references to, the Technical Report in Amendment No. 1; and

•	the use of, in Amendment No. 1, the Expert Information or any portions thereof.

L&M further confirms that (i) it has been provided with a copy of Amendment No. 1, (ii) its representatives have read the disclosure in Amendment No. 1 that relate to the Project, including the Expert Information, and (iii) such disclosure included in Amendment No. 1 does not contain a misrepresentation.

Dated: September 27, 2024

L&M ASSESSORIA

By:	/s/ João Augusto Hilário de Souza
Name:	João Augusto Hilário de Souza
Title:	Mining Engineer